                             AMENDED AND RESTATED
                             EMPLOYMENT AGREEMENT

          This AMENDED AND RESTATED EMPLOYMENT AGREEMENT is entered into as of this 1st day of November, 1998 by and between Dynatech Corporation, a Massachusetts corporation ("Employer"), and John R. Peeler ("Executive").

                             W I T N E S S E T H :

          WHEREAS, Executive is currently employed by Employer as its Corporate Vice President and has been employed by Telecommunications Technics Corporation, a wholly-owned subsidiary of Employer ("TTC"), as its President and Chief Executive Officer;

          WHEREAS, pursuant and subject to the terms of the Agreement and Plan of Merger, dated as of December 20, 1997 (the "Merger Agreement"), by and between Employer and CDRD Merger Corporation, a Delaware corporation ("MergerCo"), Employer will be merged with and into MergerCo (the "Merger") and Employer will be the surviving corporation to the Merger;

          WHEREAS, Executive and Employer are currently parties to an Amended and Restated Employment Agreement, dated as of May 21, 1998 (the "Prior Agreement") which sets forth the terms and conditions of Executive's employment with Employer following the Merger;

          WHEREAS, Employer wishes to secure the continued services of Executive and Executive desires to accept such continued employment, in each case, on the terms and conditions set forth herein;

          WHEREAS, Employer and Executive wish to amend and restate the Prior Agreement in its entirety, as set forth herein (as so amended and restated, the "Amended Agreement");

          WHEREAS, Employer and Executive acknowledge and agree that Executive has had and will continue to have a prominent role in the management of the business, and the development of the goodwill, of Employer and its Affiliates (as defined below) and has established and developed and will continue to establish and develop relations and contacts with the principal customers and suppliers of Employer and its Affiliates in the United States, Europe, the Pacific Rim and the rest of the world, all of which constitute valuable goodwill of, and could be used by Executive to compete unfairly with, Employer and its Affiliates;

          WHEREAS, (i) in the course of his employment with Employer, Executive
                    -
has obtained and will continue to obtain confidential and proprietary information and trade secrets concerning the business and operations of Employer and its Affiliates in the United States, Europe, the Pacific Rim and the rest of the world that could be used to compete unfairly with Employer and its Affiliates; (ii) the covenants and restrictions contained in Sections 8 through
             --
13, inclusive, are intended to protect the legitimate interests of Employer and its Affiliates in their respective goodwill, trade secrets and other confidential and proprietary information; and (iii) Executive desires to be
                                               ---
bound by such covenants and restrictions;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein and for other good and valuable consideration, Employer and Executive hereby agree to amend and restate the Employment Agreement as follows:

          1.  Agreement to Continue Employment.  Upon the terms and subject to
              --------------------------------
the conditions of this Amended Agreement, Employer hereby continues the employment of Executive, and Executive hereby accepts such continued employment by Employer.

          2.  Term; Position and Responsibilities.
              -----------------------------------

          (a) Term of Employment.  Unless Executive's employment shall sooner
              ------------------
terminate pursuant to Section 7, Employer shall employ Executive for a term commencing on the date of the consummation of the Merger (the "Commencement Date") and ending on the fifth anniversary of the Commencement Date (the "Initial Term"). Effective upon the expiration of the Initial Term and of each Additional Term (as defined below), Executive's employment hereunder shall be deemed to be automatically extended, upon the same terms and conditions, for an additional period of one year (each, an "Additional Term"), in each such case, commencing upon the expiration of the Initial Term or the then current Additional Term, as the case may be, unless Employer, at least 60 days prior to the expiration of the Initial Term or such Additional Term, shall give written notice (a "Non-Extension Notice") to Executive of its intention not to extend the Employment Period (as defined below) hereunder, provided that a Non-
                                                    --------
Extension Notice shall not constitute a notice to Executive of the termination of his employment by Employer unless such notice specifically provides for such termination of employment and the specific date thereof. The period during which Executive is employed pursuant to this Amended Agreement, including any extension thereof in accordance with the preceding sentence, shall be referred to as the "Employment Period".

          (b) Position and Responsibilities.  During the Employment Period,
              -----------------------------
Executive shall serve as Corporate Vice President of Employer and President and Chief Executive Officer of all of Employer's communications test businesses and have such duties and responsibilities as are customarily assigned to individuals serving in such position and such other duties consistent with Executive's title and position as the Board of Directors of Employer (the "Board") specifies from time to time. For purposes of the preceding sentence, Itronix Corporation shall not be deemed to be a communications test business. Executive shall devote all of his skill, knowledge and working time (except for (i) vacation time as set
                                                      -
forth in Section 6(c) and absence for sickness or similar disability and (ii) to
                                                                          --
the extent that it does not interfere with the performance of Executive's duties hereunder, (A) such reasonable time as may be devoted to service on boards of
            -
directors of other corporations and entities, subject to the provisions of
Section 9, and the fulfillment of civic responsibilities and (B) such reasonable
                                                              -
time as may be necessary from time to time for personal financial matters) to the conscientious performance of the duties and responsibilities of such position. During the Employment Period, Employer shall use its reasonable best efforts to cause Executive to be nominated and elected to serve as a member of the Board of Directors, without additional compensation.

          3.  Base Salary.  As compensation for the services to be performed by
              -----------
Executive during the Employment Period, Employer shall pay Executive a base salary at an annualized rate of $280,000, payable in installments on Employer's regular payroll dates. The Board shall review Executive's base salary annually during the period of his employment hereunder and, in its sole discretion, the Board may increase (but may not decrease) such base salary from time to time based upon the performance of Executive, the financial condition of Employer, prevailing industry salary levels and such other factors as the Board shall consider relevant. (The annual base salary payable to Executive under this Section 3, as the same may be increased from time to time and without regard to any reduction therefrom in accordance with the next sentence, shall hereinafter be referred to as the "Base Salary".) The Base Salary payable under this
Section 3 shall be reduced to the extent that Executive elects to defer such Base Salary under the terms of any deferred compensation, savings plan or other voluntary deferral arrangement that may be maintained or established by Employer.

          4.  Incentive Compensation Arrangements.
              -----------------------------------

          (a) Annual Incentive Compensation.  During the Employment Period,
              -----------------------------
Employer shall maintain an annual incentive compensation program for its senior executives in which Executive shall be entitled to participate in accordance with the terms thereof as in effect from time to time, at a level commensurate with his position and duties with Employer, which program shall be operated in accordance with Employer's customary corporate practices and shall provide for an annual bonus based on such per-formance targets as may be established from time to time by the Compensation Committee of the Board.

          (b)   Roll-Over of Certain Options; Retention of Equity.
                -------------------------------------------------

          (i) Prior to the Merger, Executive was the beneficial owner of 22,344 shares (together with the rights associated therewith pursuant to the Shareholders' Rights Agreement, dated as of February 16, 1989, as amended and restated as of March 12, 1990, the "Previously Owned Shares") of the common stock, par value $.20 per share, of Employer (the "Prior Common Stock") and held options to purchase 166,400 additional shares of Prior Common Stock, of which the options to purchase 28,800 shares of Prior Common Stock listed on Exhibit A hereto were treated as described in Section 2.3 of the Merger Agreement and the remaining options (such remaining options, the "Prior Options") to purchase 137,600 shares of Prior Common Stock were treated as described in Section 4(b)(iii) below.

          (ii) At the effective time of the Merger (the "Effective Time"), all of the Previously Owned Shares were converted into the right to receive the Merger Consideration, within the meaning and in accordance with the terms of the Merger Agreement.

          (iii) At the Effective Time, each Prior Option was automatically converted into a fully vested and exercisable option (the "Recapitalized Option") to purchase a number of shares (such shares, the "Recapitalized Option Shares") of common stock, par value $.20 per share, of the corporation surviving the Merger (the "Recapitalized Common Stock") equal to the sum of:

          (x)   the quotient of

                    (I)  the product of (A) the number of shares of Prior Common
                                         -
                    Stock subject to such Prior Option immediately prior to the Effective Time, multiplied by (B) the cash consideration per
                                                   -
                    share of Prior Common Stock paid pursuant to the Merger Agreement to holders of Prior Common Stock, divided by

                    (II) the price per share of Recapitalized Common Stock paid by the CD&R Fund (as defined below) for the shares of MergerCo which were exchanged for the shares of the Company's Recapitalized Common Stock upon the consummation of the Merger, and

          (y)   the product of (I) the number of shares of Prior Common Stock
                               -
          subject to such Prior Option immediately prior to the Effective Time, multiplied by (II) the number of shares of Recapitalized Common Stock
                         --
          transferred
          pursuant to the Merger Agreement to holders of Prior Common Stock for each such share of Prior Common Stock.

Each Recapitalized Option shall have an exercise price per Recapitalized Option Share equal to the quotient of:

          (x) the aggregate exercise price for all shares of Prior Common Stock subject to the corresponding Prior Option, divided by

          (y) the number of Recapitalized Option Shares subject to such Recapitalized Option immediately following the conversion thereof contemplated hereby.

Each of the Company and Executive agree that the foregoing adjustment in the number of shares and the exercise prices applicable in respect of Recapitalized Options is intended to comply with the procedures for adjusting the number of shares subject to stock options (and the corresponding exercise prices) in a corporate transaction under Section 424 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder, regardless of whether such
Section is applicable to such Recapitalized Options. The method used to determine fair market value of the Company's stock for purposes of such adjustment as a result of the Merger was the arm's length negotiated value assigned to the Recapitalized Common Stock in connection with the Merger (the "Merger Method"), which is one of several acceptable valuation methods expressly set forth in Treas. Reg. (S)1.425-1(b)(7).

          (iv) Each Nonqualified Recapitalized Option (as defined below) and each Disqualified Recapitalized Option (as defined below) shall provide that it shall expire on the normal expiration date specified in the option award agreement evidencing the corresponding Prior Option that applies if Executive's employment continues at least until such date (such date, the "Original Termination Date"), provided that (x) in the event of the termination of
                                   -
Executive's employment with Employer prior to an applicable Original Termination Date as a result of Executive's death, Executive's Disability (as defined below), a termination of Executive's employment by Employer Without Cause (as defined below) or a termination of Executive's employment by Executive for Good Reason (as defined below), each then outstanding Nonqualified Recapitalized Option and Disqualified Recapitalized Option shall expire on the earlier of (I)
                                                                             -
its Original Termination Date and (II) the later of (A) the six month
                                   --                -
anniversary of the date of the expiration of any initial lock-up period imposed on sales of Recapitalized Common Stock in connection with the first underwritten public offering of any shares of Recapitalized Common Stock led by one or more underwriters, at least one of which is of nationally recognized standing (such expiration date, the "Lock-Up Expiration Date"), and (B) the first anniversary
                                                      -
of the applicable Date of Termination (as defined below) and (y) in the event of
                                                              -
the termination of Executive's employment with Employer prior to such Original Termination Date for any reason other than the reasons described in the immediately preceding clause (x), each then outstanding Nonqualified Recapitalized Option and Disqualified Recapitalized Option shall expire on the earliest of (I) its Original Termination Date, (II) the later of (1) the 90th
             -                                  --                -
day following the Lock-Up Expiration Date and (2) the 30th day following the
                                               -
applicable Date of Termination and (III) the first anniversary of the applicable
                                    ---
Date of Termination.

          Each Recapitalized Vested ISO and each Recapitalized Accelerated ISO that is not a Disqualified Recapitalized Option shall provide that it shall expire on the expiration date specified in the option award agreement evidencing the corresponding Prior ISO, including without limitation, any such early expiration date applicable in the case of a termination of Executive's employment.

          For purposes of this Section 4(b)(iv), the following terms shall have the meanings set forth below.

          (A) "Disqualified Recapitalized Option" means those Recapitalized Accelerated ISOs having an aggregate exercise price exceeding the excess of

               (1)  $100,000 over
                -

               (2)  the aggregate exercise price of all Recapitalized Vested
                -
               ISOs, the corresponding Prior ISO of which became vested and exercisable in calendar year 1998 prior to the Effective Time

          (B) "Nonqualified Recapitalized Option" means each Recapitalized Option that is a successor option to a Prior Option that, immediately prior to the Effective Time, is intended to be a nonqualified stock option.

          (C) "Prior ISO" means each Prior Option that, immediately prior to the Effective Time, is intended to qualify as an "incentive stock option" under section 422 of the Code.

          (D) "Recapitalized Accelerated ISO" means each Recapitalized Option that is a successor option to a Prior ISO that becomes vested solely as a result of the acceleration of the vesting of Prior Options in connection with, and as of the Effective Time of, the Merger.

          (E) "Recapitalized Vested ISO" means each Recapitalized Option that is a successor option to a Prior ISO that became vested and exercisable prior to the Effective Time and not in connection with the Merger.

          (v) Executive, Employer and Clayton, Dubilier & Rice Fund V Limited Partnership (the "CD&R Fund") shall enter into a separate agreement (the "Ancillary Agreement"), to become effective as of the Effective Time, that will provide, among other things, that:

     (A) during the Employment Period, the CD&R Fund will vote its shares of Recapitalized Common Stock in favor of the election of Executive to serve as a member of the Board;

     (B) Executive shall not be permitted, at any time during his employment with Employer, to sell, transfer or otherwise dispose of any shares of Recapitalized Common Stock beneficially owned by him (including any Recapitalized Option Shares), other than (I) transfers upon death to
                                               -
     Executive's estate, (II) transfers to family trusts or partnerships for
                          --
     estate planning purposes or (III) de minimis transfers during the
                                  ---
     Employment Period not exceeding, in the aggregate, 25% of the sum of the aggregate shares of Recapitalized Common Stock beneficially owned by Executive as of the Commencement Date and the aggregate Recapitalized Option Shares subject to the Recapitalized Options held by Executive as of the Commencement Date, provided, in the case of any transfer pursuant to
                            --------
     the foregoing clause (I) or (II), that the executor of Executive's estate or the trustee or general partner of any such trust or partnership, as applicable, shall agree, in form and substance reasonably satisfactory to Employer, to be bound by all of the provisions of the Ancillary Agreement;

     (C) following any termination of Executive's employment with Employer, Employer and the CD&R Fund shall have successive rights to repurchase any Recapitalized Options and/or Recapitalized Option Shares then beneficially owned or held by Executive for a purchase price equal to the then fair market value of the Recapitalized Option Shares or the Recapitalized Option Shares then subject to the Recapitalized Options, as applicable (reduced by the option exercise price in the case of a purchase of Recapitalized Options), such fair market value to be determined in good faith by the Board on the basis of an independent valuation of the Recapitalized Common Stock, provided, that the determination of such fair market value will not
            --------
     give effect to (x) any restrictions on transfer of such shares,
                     -

     (y) the fact that such shares are not registered for resale by Executive
      -
     under the Securities Act of 1933, as amended, or (z) the fact that such
                                                       -
     shares would represent a minority interest in Employer;

     (D) in the event of certain qualifying sales of Recapitalized Common Stock by the CD&R Fund, Executive shall have the right to sell a pro rata portion of the shares of Recapitalized Common Stock then owned by him, on the same terms and conditions as the CD&R Fund; and

     (E) in the event of the sale by the CD&R Fund of substantially all of the Recapitalized Common Stock then beneficially owned by it (other than any such sale to an Affiliate of the CD&R Fund), the CD&R Fund shall have the right to require Executive to sell the same percentage of the Recapitalized Common Stock then beneficially owned by him as will be sold by the CD&R Fund, on the same terms and conditions as the CD&R Fund, and Employer shall have the right to cause any Recapitalized Options then held by Executive to be canceled in exchange for a payment in respect of each Recapitalized Option Share covered by such Recapitalized Options equal to the excess, if any, of the price per share of Recapitalized Common Stock paid to holders of Recapitalized Common Stock in connection with such sale over the applicable option exercise price.

     (F) The transfer restrictions described in the foregoing subparagraph (B) shall terminate on the earlier of (I) the fifth anniversary of the
                                        -
     Commencement Date and (II) the Lock-Up Expiration Date. The rights and
                            --
     obligations of Executive and Employer under the foregoing subparagraphs
     (C), (D) and (E) of this Section 4(b)(v) shall terminate on the closing date following the effective date of the first registration statement filed under the Securities Act by Employer after the Commencement Date with respect to an underwritten public offering of any shares of Employer's capital stock led by one or more underwriters, at least one of which is of nationally recognized standing.

          (c) In the event that, due to the adjustment provided in this Section 4 with respect to the number of shares of the Recapitalized Common Stock subject to Recapitalized Options, the amount of Covered Federal Taxes (as defined below) payable by Executive solely in respect of the Recapitalized Options exceeds the amount of such Covered Federal Taxes that would have been incurred by Executive solely in respect of the Recapitalized Options had the proper adjustment applicable to such Recapitalized Options been finally determined for Federal income tax purposes to be a method of adjustment other than the Merger Method and, as a result, the amount of Covered Federal Taxes payable by Executive exceeds the amount of such Covered Federal Taxes otherwise payable by Executive, to be determined after first taking into account the provisions of Section 7(i)(i)-(v) hereof (such excess hereinafter referred to as the "Excess Liability"), the Company shall, in addition to any other amounts payable to Executive under this Agreement, pay to Executive an amount equal to the sum of (i) such Excess Liability and (ii) any and all Covered Federal Taxes
            -                             --
and any other Federal taxes and any state or local income and employment taxes, if any, incurred by Executive by reason of the payment required to be made under this Section 4(c). For purposes of this Section 4(c), Covered Federal Taxes shall mean any tax imposed on Executive under any provision of the Code as in effect on the date hereof (or any successor provision thereto), other than any income, employment, estate or gift tax.

          5.  Employee Benefits.  During the Employment Period, Executive shall
              -----------------
be entitled to participate in all of Employer's profit sharing, pension, savings, deferred compensation, supplemental savings, life, medical, dental and disability insurance plans, as the same may be amended and in effect from time to time, applicable to senior executives of Employer, provided that Executive
                                                      --------
shall not be entitled to participate in any severance plan of Employer or otherwise receive any severance benefits under any other type of plan. The benefits referred to in this Section 5 shall be provided to Executive on a basis that is commensurate with Executive's position and duties with Employer hereunder and shall be substantially comparable, in the aggregate, to the benefits (exclusive of severance and equity or other incentive compensation benefits) provided to Executive immediately prior to the Commencement Date.

          6.  Perquisites and Expenses.
              ------------------------

          (a) General.  During the Employment Period, Executive shall be
              -------
entitled to participate in all special benefit or perquisite programs generally available from time to time to senior executives of Employer, including Employer's programs providing for reimbursement of certain automobile expenses, club social dues and fees for tax return preparation, financial planning and investment advisory services, on the terms and conditions in effect from time to time under each such program.

          (b) Business Travel, Lodging, etc.  Employer shall reimburse Executive
              ------------------------------
for reasonable travel, lodging, meal and other reasonable expenses incurred by him in connection with his performance of services hereunder upon submission of evidence, satisfactory to Employer, of the incurrence and purpose of each such expense and otherwise in accordance with Employer's business travel reimbursement policy applicable to its senior executives as in effect from time to time.

          (c) Vacation.  During the Employment Period, Executive shall be
              --------
entitled to a number of weeks of paid vacation, without carryover accumulation, determined in accordance with the terms of Employer's vacation policy applicable to senior executives as in effect from time to time. As soon as reasonably practicable following the Commencement Date, Employer shall pay Executive a cash amount equal to $44,423, which shall be in full and complete satisfaction of all then unpaid vacation pay accrued by Executive with respect to periods of employment completed prior to November 30, 1997.

          7.  Termination of Employment.
              -------------------------

          (a) Termination Due to Death or Disability.  In the event that
              --------------------------------------
Executive's employment hereunder terminates due to death or is terminated by Employer due to Executive's Disability (as defined below), no termination benefits shall be payable to or in respect of Executive except as provided in
Section 7(f)(ii). For purposes of this Amended Agreement, "Disability" shall mean a physical or mental disability that prevents the performance by Executive of his duties hereunder lasting (or likely to last, based on competent medical evidence presented to the Board) for a continuous period of six months or longer. The reasoned and good faith judgment of the Board as to Executive's Disability shall be based on such competent medical evidence as shall be presented to it by Executive or by any physician or group of physicians or other competent medical experts employed by Executive or Employer to advise the Board.

          (b) Termination by Employer for Cause.  Executive's employment with
              ---------------------------------
Employer may be terminated by Employer for Cause (as defined below), provided
                                                                     --------
that Executive shall be permitted to attend a meeting of the Board within 30 days after delivery to him of a Notice of Termination (as defined below) pursuant to this Section 7(b) to explain why he should not be terminated for Cause and, if following any such explanation by Executive, the Board determines that Employer does not have Cause to terminate Executive's employment, any such prior Notice of Termination delivered to Executive shall thereupon be withdrawn and of no further force or effect. "Cause" shall mean (i) the willful failure
                                                        -
of Executive substantially to perform his duties hereunder (other than any such failure due to Executive's physical or mental illness) or other willful and material breach by Executive of any of his obligations hereunder, after a written demand for substantial performance has been delivered, and a reasonable opportunity to cure has been given, to Executive by the Board, which demand identifies in reasonable detail the manner in which the Board believes that Executive has not substantially performed his duties or has breached his obligations, (ii) Executive's dishonesty or engaging in willful and serious
              --
misconduct, which misconduct has caused or is reasonably expected to result in direct or indirect material injury to Employer or any of its Affiliates or (iii)
                                                                            ---
Executive's conviction of, or entering a plea of guilty or nolo contendere to, a
                                                           ---- ----------
crime that constitutes a felony.

          (c) Termination Without Cause.  A termination "Without Cause" shall
              -------------------------
mean a termination of Executive's employment by Employer other than due to Disability as described in Section 7(a) or for Cause as described in Section 7(b).

          (d) Termination by Executive.  Executive may terminate his employment
              ------------------------
for any reason. A termination of employment by Executive for "Good Reason" shall mean a termination by Executive of his employment with Employer within 30 days following the occurrence, without Executive's consent, of any of the following events: (i) the assignment to Executive of (x) a title that is
                   -                                  -
different from, and a diminution from, the title specified in Section 2 or (y)
                                                                            -
duties that are significantly different from, and that result in a substantial diminution of, the duties specified in Section 2 or that he is to assume on the Commencement Date, (ii) the failure of Employer to obtain the assumption of this
                    --
Amended Agreement by any Successor (as defined below) to Employer as contemplated by Section 14, (iii) a reduction in the rate of Executive's Base
                             ---
Salary, (iv) a material reduction in the aggregate level of employee and
         --
executive benefits provided to Executive pursuant to Section 5 hereof, (v)
                                                                        -
Employer's delivery to Executive of a Non-Extension Notice or (vi) a relocation
                                                               --
of Executive's principal place of business to a location beyond a radius of 30 miles from the location of such place of business on the Commencement Date, provided that, within 30 days following the occurrence of any of the events set
--------
forth therein, Executive shall have delivered written notice to Employer of his intention to terminate his employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to Executive's right to terminate his employment for Good Reason, and Employer shall not have cured such circumstances to the reasonable satisfaction of Executive.

          (e) Notice of Termination.  Any termination of Executive's employment
              ---------------------
hereunder by Employer pursuant to Section 7(a), 7(b) or 7(c), or by Executive pursuant to Section 7(d), shall be communicated by a written Notice of Termination addressed to the other. A "Notice of Termination" shall mean a notice stating that Executive's employment with Employer has been or will be terminated and setting forth the provisions hereof pursuant to which such employment has or will be terminated.

          (f) Payments Upon Certain Terminations.
              ----------------------------------

          (i) In the event of a termination of Executive's employment by Employer Without Cause or a termination by Executive of his employment for Good Reason during the Employment Period, Employer shall pay to Executive his full Base Salary through the Date of Termination and an amount equal to the pro rata amount of annual incentive compensation for the portion of the fiscal year preceding the Date of Termination that would have been payable to Executive pursuant to Section 4(a) if he had remained employed for the entire fiscal year, determined on the basis of the actual performance achieved by Employer through the Date of Termination and the performance objectives established for such fiscal year, pro rated to reflect the calculation of such annual incentive compensation for the portion of the fiscal year preceding the Date of Termination. In addition, in the event of any such termination, Employer shall pay or, in the case of the Continued Benefits (as defined below), provide to Executive (or, following his death, to Executive's designated beneficiary or beneficiaries), as liquidated damages,

          (A) his Average Base Salary (as defined below), which shall be payable in installments on Employer's regular payroll dates, for the period beginning on the Date of Termination (as defined below) and ending on the second anniversary of the Date of Termination (such period, the "Severance Period") and

          (B) on the last day of each calendar month included in the Severance Period, an amount equal to one-twelfth of the Average Annual Bonus (as defined below); and

          (C) continued coverage for Executive and his eligible dependents under Employer's medical insurance plans referred to in Section 5 (the "Continued Benefits") during the period commencing on the Termination Date and ending on the earlier of (i) Executive's 65th birthday and (ii) the
                                   -                                 --
     date of Executive's death, subject to timely payment by Executive of all premiums, contributions and other co-payments required to be paid by senior executives of Employer under the terms of such plans as in effect from time to time;

provided that Employer may, at any time, pay to Executive, in a single lump sum
--------
and in satisfaction of Employer's obligations under clauses (A) and (B) of this
Section 7(f)(i), an amount equal to the present value (as determined by Employer using a discount rate equal to the then prevailing applicable federal short-term rate under section 1274(d) of the Internal Revenue Code of 1986, as amended) of the sum of the installments of the Average Base Salary and Average Annual Bonus then remaining to be paid to Executive pursuant to clauses (A) and (B) above.

          Executive shall not have a duty to mitigate the costs to Employer under this Section 7(f)(i), except that (i) payments of Base Salary and Average
                                         -
Annual Bonus will be reduced, but not below zero, by the amount of any compensation earned by Executive (whether paid currently or deferred) during any portion of the Severance Period from any subsequent employer or other Person (as defined in Section 17(k) below) for which Executive performs services, including but not limited to consulting services, and (ii) Continued Benefits shall be
                                             --
reduced or canceled if comparable medical benefit coverage is provided or offered to Executive by any subsequent employer or other Person for which Executive performs services, including but not limited to consulting services, at any time after the Date of Termination.

          The term "Average Annual Bonus" means the average of the annual bonuses paid to Executive pursuant to Employer's annual incentive compensation plan for each of the three fiscal years of Employer ending immediately prior to the Date of Termination or, if fewer, each of such fiscal years during which Executive was at any time employed by Employer and the term "Average Base Salary" means the average of the annual base salary rate of Executive in effect immediately prior to the Date of Termination and as of the last day of each of the two fiscal years of Employer ending immediately prior to the Date of Termination or, if fewer, each of such fiscal years during which Executive was at any time employed by Employer; provided that if Executive's employment is
                                  --------
terminated by Executive pursuant to clause (iii) of the definition of Good Reason, Executive's annual base salary rate in effect immediately prior to any reduction thereof shall be substituted for Executive's annual base salary rate in effect immediately prior to the Date of Termination in calculating the Average Base Salary.

          (ii) If Executive's employment shall terminate upon his death or Disability or if Employer shall terminate Executive's employment for Cause or Executive shall terminate his employment without Good Reason during the Employment Period, Employer shall pay Executive his full Base Salary through the Date of Termination and, in the case of any such termination upon Executive's death or Disability, Executive shall be entitled to receive (x) a cash payment
                                                             -
equal to the pro rata amount of annual incentive compensation for the portion of the fiscal year preceding the Date of Termination (exclusive of any time between the onset of a physical or mental disability that prevents the performance by Executive of his duties hereunder and the resulting Date of Termination) that would have been payable to Executive pursuant to Section 4(a) if he had remained employed for the entire fiscal year, determined on the basis of the actual performance achieved by Employer through the Date of Termination and the performance objectives established for such fiscal year, pro rated to reflect the calculation of such annual incentive compensation for the portion of the fiscal year preceding the Date of Termination and (y) such death or Disability
                                                   -
benefits, as applicable, as are provided under the terms of any employee and executive death benefit and disability plans and programs referred to in Section 5 or 6(a).

          (iii) Except as specifically set forth in this Section 7(f), Executive shall be entitled to receive all amounts payable and benefits accrued under any otherwise applicable plan, policy, program or practice of Employer in which Executive was a participant during his employment with Employer (including, without limitation,

Employer's 401(k) Savings Plan and Supplemental 401(k) Savings Plan) in accordance with the terms thereof, provided that Executive shall not be entitled to receive any payments or benefits under any such plan, policy, program or practice providing any bonus or incentive compensation or severance compensation or benefits (and the provisions of this Section 7(f) shall supersede the provisions of any such plan, policy, program or practice).

          (g) Date of Termination.  As used in this Amended Agreement, the term
              -------------------
"Date of Termination" shall mean (i) if Executive's employment is terminated by
                                  -
his death, the date of his death, (ii) if Executive's employment is terminated
                                   --
by Employer for Cause, the date on which Notice of Termination is given as contemplated by Section 7(e) or, if later, the date of termination specified in such Notice, and (iii) if Executive's employment is terminated by Employer
                  ---
Without Cause, due to Executive's Disability or by Executive for any reason, the date that is 30 days after the date on which Notice of Termination is given as contemplated by Section 7(e) or, if no such Notice is given, immediately upon the termination of Executive's employment.

          (h) Resignation upon Termination.  Effective as of any Date of
              ----------------------------
Termination under this Section 7 or otherwise as of the date of Executive's termination of employment with Employer, Executive shall resign, in writing, from all Board memberships and other positions then held by him with Employer and its Affiliates.

          (i) Limit on Payments by the Company.
              --------------------------------

          (i) Notwithstanding any provision of this Amended Agreement other than Section 7(i)(vi) below , in the event that any amount or benefit paid, payable or distributed to Executive pursuant to this Amended Agreement which is a parachute payment as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), taken together with any amounts or benefits otherwise paid, payable or distributed to Executive by Employer or any Affiliate thereof which are parachute payments as defined in Section 280G of the Code (collectively, the "Covered Payments"), would be an "excess parachute payment" as defined in Section 280G of the Code, and would thereby subject Executive to the tax (the "Excise Tax") imposed under Section 4999 of the Code (or any similar tax that may hereafter be imposed), the provisions of this Section 7(i) shall apply to determine the amounts payable to Executive pursuant to Section 7(f) of this Amended Agreement.

          (ii) Immediately following delivery of any Notice of Termination, the Company shall notify Executive of the aggregate present value of all termination benefits to which he would be entitled under this Amended Agreement and any other plan, program or arrangement as of the projected Date of Termination, together with the projected maximum payments, determined as of such projected Date of Termination that could be paid without Executive being subject to the Excise Tax.

          (iii) If the aggregate value of all parachute payments to be paid or provided to Executive under this Amended Agreement and any other plan, agreement or arrangement with Employer or any Affiliate thereof exceeds the amount of parachute payments which can be paid to Executive without Executive incurring an Excise Tax, then the amounts payable to Executive under Section 7(f) shall be reduced (but not below zero) to the maximum amount which may be paid hereunder without Executive becoming subject to such an Excise Tax (such amount to be referred to as the "Payment Cap"). In the event that Executive receives reduced payments and benefits hereunder, Executive shall have the right to designate which of the payments and benefits otherwise provided for in Section 7(f) of this Amended Agreement he will receive in connection with the application of the Payment Cap.

          (iv) For purposes of determining whether any of the Covered Payments will be subject to the Excise Tax and the amount of such Excise Tax,

          (A) (x) whether any amount or benefit paid, payable or distributed to Executive is a "parachute payment" within the meaning of Section 280G of the Code, and (y) whether there are "parachute payments" in excess of the "base amount" (as defined under Section 280G(b)(3) of the Code) shall be determined in good faith by Employer's independent certified public accountants or tax counsel selected by such accountants (the "Accountants"), provided however that payments or benefits made or provided to Executive pursuant to Sections 3 through 6 of this Amended Agreement in respect of periods of Executive's employment with Employer (other than any amount attributable to the acceleration of any Prior Options) shall not be treated as parachute payments, and

          (B) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Accountants in accordance with the principles of Section 280G of the Code.

          (v) If Executive receives reduced payments and benefits as a result of the provisions of this Section 7(i) (or this Section 7(i) is determined not to be applicable to Executive because the Accountants conclude that Executive is not subject to any Excise Tax) and it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding (a "Final Determination") that, notwithstanding the good faith of Executive and Employer in applying the terms of this Amended Agreement, the aggregate "parachute payments" within the meaning of Section 280G of the Code paid to Executive or for his benefit are in an amount that would result in Executive's being subject to an Excise Tax, then any amounts actually paid to or on behalf of Executive which are treated as excess parachute payments shall be deemed for all purposes to be a loan to Executive made on the date of receipt of such excess payments, which Executive shall have an obligation to repay to Employer on demand, together with interest on such amount at the applicable Federal rate (as defined in Section 1274(d) of the Code) from the date of the payment hereunder to the date of repayment by Executive. If Executive receives reduced payments and benefits by reason of this Section 7(i) and it is established pursuant to a Final Determination that Executive could have received a greater amount without exceeding the Payment Cap, then Employer shall promptly thereafter pay Executive the aggregate additional amount which could have been paid without exceeding the Payment Cap, together with interest on such amount at the applicable Federal rate (as defined in Section 1274(d) of the Code) from the original payment due date to the date of actual payment by Employer.

          (vi) Notwithstanding anything else contained in this Section 7(i) to the contrary, nothing in this Section 7(i) shall be construed to limit the Company's obligation to make any payment to Executive with respect to any Excess Liability determined pursuant to Section 4(c) above.

          8.  Unauthorized Disclosure.  During the period of Executive's
              -----------------------
employment with Employer and the ten year period following any termination of such employment, without the prior written consent of the Board or its authorized representative, except to the extent required by an order of a court having jurisdiction or under subpoena from an appropriate government agency, in which event, Executive shall use his best efforts to consult with the Board prior to responding to any such order or subpoena, and except as required in the performance of his duties hereunder, Executive shall not disclose any confidential or proprietary trade secrets, customer lists, drawings, designs, information regarding product development, marketing plans, sales plans, manufacturing plans, management organization information (including but not limited to data and other information relating to members of the Board or the Board of Directors of any of Employer's Affiliates or to management of Employer or any of its Affiliates), operating policies or manuals, business plans, financial records, packaging design or other financial, commercial, business or technical information (a) relating to Employer or any of its Affiliates or (b)
                       -                                                    -
that Employer or any of its Affiliates may receive belonging to suppliers, customers or others who do business with Employer or any of its Affiliates (collectively, "Confidential Information") to any third person unless such Confidential Information has been previously disclosed to the public or is in the public domain (other than by reason of Executive's breach of this Section 8).

          9.  Non-Competition.  During the period of Executive's employment with
              ---------------
Employer and, following any termination thereof, the period ending on the second anniversary of the Date of Termination (such periods, collectively, the "Restriction Period"), Executive shall not, directly or indirectly, become employed in an executive capacity by, engage in business with, serve as an agent or consultant to, or become a partner, member, principal or stockholder (other than a holder of less than 5% of the outstanding voting shares of any publicly held company) of, any Person that competes or has a reasonable potential for competing, anywhere in the world, with any part of the business of Employer or any of its Subsidiaries (as defined below). For purposes of this Section 9, the phrase employment "in an executive capacity" shall mean employment in any position in connection with which Executive has or reasonably would be viewed as having powers and authorities with respect to any other Person or any part of the business thereof that are substantially similar, with respect thereto, to the powers and authorities assigned to the Corporate Vice President or any superior executive officer of Employer or to the President or Chief Executive Officer of TTC in the By-Laws of Employer or TTC, as applicable, as in effect on the date hereof, a copy of the relevant portions of which have been delivered to Executive on or before the date hereof, and which Executive hereby confirms that he has reviewed.

          Notwithstanding the foregoing, in the event that, as a result of the operation of the provisions of Section 7(i), payments of Average Base Salary and Average Annual Bonus otherwise required to be paid to Executive for the entire Severance Period are paid to Executive for a period of less than two years following the applicable Date of Termination, the Restriction Period shall expire as of the later of (i) the date such payments of Average Base Salary and
                           -
Average Annual Bonus cease (or, if Employer elects to pay Executive a lump sum amount pursuant to Section 7(f)(i), the date such payments would have ceased had such payments continued to be made in installments) and (ii) the first
                                                         --
anniversary of the Date of Termination.

          10. Non-Solicitation of Employees. During the Restriction Period,
              -----------------------------
Executive shall not, directly or indirectly, for his own account or for the account of any other Person anywhere in the world, (i) solicit for employment,
                                                    -
employ or otherwise interfere with the relationship of Employer or any of its Affiliates with any natural person throughout the world who is or was employed by or otherwise engaged to perform services for Employer or any of its Affiliates at any time during which Executive was employed by Employer (in the case of any such activity during such time) or during the six-month period preceding such solicitation, employment or interference (in the case of any such activity after the Date of Termination), other than any such solicitation or employment on behalf of Employer or any of its Affiliates during Executive's employment with Employer, or (ii) induce any employee of Employer or any of its
                              --
Affiliates who is a member of management to engage in any activity which Executive is prohibited from engaging in under any of Sections 8, 9, 10 or 11 or to terminate his employment with Employer.

          11.  Non-Solicitation of Customers.  During the Restriction Period,
               -----------------------------
Executive shall not, directly or indirectly, for his own account or for the account of any other Person anywhere in the world, solicit or otherwise attempt to establish any business relationship of a nature that is competitive with the business or relationship of Employer or any of its Affiliates with any Person throughout the world which is or was a customer, client or distributor of Employer or any of its Affiliates at any time during which Executive was employed by Employer (in the case of any such activity during such time) or during the twelve-month period preceding the Date of Termination (in the case of any such activity after the Date of Termination), other than any such solicitation on behalf of Employer or any of its Affiliates during Executive's employment with Employer.

          12.  Return of Documents.  In the event of the termination of
               -------------------
Executive's employment for any reason, Executive shall deliver to Employer all of (a) the property of each of Employer and its Affiliates and (b) the non-
    -                                                           -
personal documents and data of any nature and in whatever medium of each of Employer and its Affiliates, and he shall not take with him any such property, documents or data or any reproduction thereof, or any documents containing or pertaining to any Confidential Information.

          13.  Injunctive Relief with Respect to Covenants; Forum, Venue and
               -------------------------------------------------------------
Jurisdiction.  Executive acknowledges and agrees that the covenants, obligations
------------
and agreements of Executive contained in Sections 8, 9, 10, 11, 12 and 13 relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants, obligations or agreements will cause Employer irreparable injury for which adequate remedies are not available at law. Therefore, Executive agrees that Employer shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain Executive from committing any violation of such covenants, obligations or agreements. These injunctive remedies are cumulative and in addition to any other rights and remedies Employer may have. Employer and Executive hereby irrevocably submit to the exclusive jurisdiction of the courts of Massachusetts and the Federal courts of the United States of America, in each case located in Boston, Massachusetts, in respect of the injunctive remedies set forth in this Section 13 and the interpretation and enforcement of Sections 8, 9, 10, 11, 12 and 13 insofar as such interpretation and enforcement relate to any request or application for injunctive relief in accordance with the provisions of this Section 13, and the parties hereto hereby irrevocably agree that (a) the sole and exclusive appropriate venue for any suit
                        -
or proceeding relating solely to such injunctive relief shall be in such a court, (b) all claims with respect to any request or application for such
        -
injunctive relief shall be heard and determined exclusively in such a court, (c)
                                                                              -
any such court shall have exclusive jurisdiction over the person of such parties and over the subject matter of any dispute relating to any request or application for such injunctive relief, and (d) each hereby waives any and all
                                             -
objections and defenses based on forum, venue or personal or subject matter jurisdiction as they may relate to an application for such injunctive relief in a suit or proceeding brought before such a court in accordance with the provisions of this Section 13.

          Notwithstanding any other provision hereof, (i)  Executive's
                                                       -
obligations under Sections 9, 10 and 11 are subject to timely payment by Employer of the amounts, if any, required to be paid to Executive pursuant to
Section 7(f) (taking into account any reduction in such amounts permitted under
Section 7(i)) and (ii) Employer's obligations to pay Executive any amount
                   --
pursuant to Section 7(f) is subject to Executive's compliance with his obligations under Sections 9, 10 and 11.

          14.  Assumption of Agreement.  Employer shall require any Successor
               -----------------------
thereto, by agreement in form and substance reasonably satisfactory to Executive, to expressly assume and agree to perform this Amended Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession had taken place.

          15.  Entire Agreement; Termination of Prior Agreement.  This Amended
               ------------------------------------------------
Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. All prior correspondence and proposals (including but not limited to summaries of proposed terms) and all prior promises, representations, understandings, arrangements and agreements relating to such subject matter (including but not limited to those made to or with Executive by any other Person and those contained in the Prior Agreement or any other prior employment, consulting or similar agreement entered into by Executive and Employer or any predecessor thereto or Affiliate thereof) are merged herein and superseded hereby.

          Executive and Employer each acknowledges and agrees that the Prior Agreement is hereby terminated in its entirety and shall be of no further force or effect, without any payment or other consideration to or in respect of Executive.

          16.  Indemnification.  Employer hereby agrees that, notwithstanding
               ---------------
the fact that Employer is a Massachusetts corporation, Employer shall indemnify and hold harmless Executive to the fullest extent permitted by Delaware law, as if Employer were a Delaware corporation, from and against any and all liabilities, costs, claims and expenses, including all costs and expenses incurred in defense of litigation (including attorneys' fees), arising out of the employment of Executive hereunder, it being understood that there shall be no indemnification in respect of any claim arising out of or based upon Executive's gross negligence or willful misconduct. Costs and expenses incurred by Executive in defense of such litigation (including attorneys' fees) shall be paid by Employer in advance of the final disposition of such litigation upon receipt by Employer of (a) a written request for payment, (b) appropriate
                        -                                  -
documentation evidencing the incurrence, amount and nature of the costs and expenses for which payment is being sought, and (c) an undertaking adequate
                                                 -
under Massachusetts law made by or on behalf of Executive to repay the amounts so paid if it shall ultimately be determined that Executive is not entitled to be indemnified by Employer under this Amended Agreement, including but not limited to as a result of such exception.

          17.  Miscellaneous.
               -------------

          (a)  Binding Effect; Assignment.  This Amended Agreement shall be
               --------------------------
binding on and inure to the benefit of Employer, and its successors and permitted assigns. This Amended Agreement shall also be binding on and inure to the benefit of Executive and his heirs, executors, administrators and legal representatives. This Amended Agreement shall not be assignable by any party hereto without the prior written consent of the other, except as provided pursuant to this Section 17(a). Employer may effect such an assignment without prior written approval of Executive upon the transfer of all or substantially all of its business and/or assets (by whatever means), provided that the
                                                       --------
Successor to Employer shall expressly assume and agree to perform this Amended Agreement in accordance with the provisions of Section 14.

          (b)  Governing Law.  This Amended Agreement shall be governed by and
               -------------
construed in accordance with the laws of Massachusetts without reference to principles of conflicts of laws.

          (c)  Taxes.  Employer may withhold from any payments made under this
               -----
Amended Agreement all applicable taxes, including but not limited to income, employment and social insurance taxes, as shall be required by law.

          (d)  Amendments.  No provision of this Amended Agreement may be
               ----------
modified, waived or discharged unless such modification, waiver or discharge is approved by the Board or a Person authorized thereby and is agreed to in writing by Executive. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Amended Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No waiver of any provision of this Amended Agreement shall be implied from any course of dealing between or among the parties hereto or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions.

          (e)  Severability.  In the event that any one or more of the
               ------------
provisions of this Amended Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

          (f)  Notices.  Any notice or other communication required or permitted
               -------
to be delivered under this Amended Agreement shall be (i) in writing, (ii)
                                                       -               --
delivered personally, by courier service or by certified or registered mail, first-class postage prepaid and return receipt requested, (iii) deemed to have
                                                           ---
been received on the date of delivery or, if so mailed, on the third business day after the mailing thereof, and (iv) addressed as follows (or to such other
                                    --
address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

          (A)  If to Employer, to it at:

               Dynatech Corporation
               Corporate Headquarters
               3 New England Executive Park
               Burlington, MA  01803
               Attention:  General Counsel
               ---------

          (B) if to Executive, to him at his residential address as currently on file with Employer.

Copies of any notices or other communications given under this Amended Agreement shall also be given to:

               Clayton, Dubilier & Rice, Inc.
               375 Park Avenue
               New York, New York  10152
               Attention:
               ---------

                          Joseph L. Rice, III

                          and


               Debevoise & Plimpton
               875 Third Avenue
               New York, New York  10022
               Attention:
               ---------
                          Franci J. Blassberg, Esq.

                          and

               Hale and Dorr LLP
               60 State Street
               Boston, Massachusetts  02109
               Attention:
               ---------
                          Peter Tarr, Esq.

          (g)  Voluntary Agreement.  Executive represents that he is entering
               -------------------
into this Amended Agreement voluntarily and that his employment hereunder and compliance with the terms and conditions of this Amended Agreement will not conflict with or result in the breach by him of any agreement to which he is a party or by which he may be bound.

          (h)  Counterparts.  This Amended Agreement may be executed in
               ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

          (i)  Headings.  The section and other headings contained in this
               --------
Amended Agreement are for the convenience of the parties only and are not intended to be a part hereof or to affect the meaning or interpretation hereof.

          (k)  Certain Definitions.
               -------------------

          "Affiliate":  with respect to any Person, means any other Person that,
           ---------
directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with the first Person, including but not limited to a Subsidiary of the first Person, a Person of which the first Person is a Subsidiary, or another Subsidiary of a Person of which the first Person is also a Subsidiary.

          "Control": with respect to any Person, means the possession, directly
           -------
or indirectly, severally or jointly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

          "Person":  any natural person, firm, partnership, limited liability
           ------
company, association, corporation, company, trust, business trust, governmental authority or other entity.

          "Subsidiary":  with respect to any Person, each corporation or other
           ----------
Person in which the first Person owns or Controls, directly or indirectly, capital stock or other ownership interests representing 50% or more of the combined voting power of the outstanding voting stock or other ownership interests of such corporation or other Person.

          "Successor":  of a Person means a Person that succeeds to the first
           ---------
Person's assets and liabilities by merger, liquidation, dissolution or otherwise by operation of law, or a Person to which all or substantially all the assets and/or business of the first Person are transferred.

          IN WITNESS WHEREOF, Employer has duly executed this Amended Agreement by its authorized representative, and Executive has hereunto set his hand, in each case effective as of the date first above written.


                         DYNATECH CORPORATION



                         By:  /s/ John F. Reno
                            -----------------------------------
                            Name:  John F. Reno
                            Title: Chief Executive Officer


                         Executive:



                         /s/ John R. Peeler
                         --------------------------------------
                         Name:  John R. Peeler*